EXHIBIT 3.2

Delaware
The First State

i,  harriet smith windsor,   secretary of state of the state of delaware,  do hereby certify the attached is a true and correct copy of the certificate of renewal of "directrix,   inc. ",  filed in this office on the eleventh day of september,  a.d.   2008,  at 3:16 o'clock p.m.

a filed copy of this certificate has been forwarded to the new castle county recorder of deeds.

2922681 8100 080946399
You may verify this certificate only at corp.delaware.gov/authver.shtml	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6862252 DATE: 09-19-08

State of Delaware Secretary of State Division of Corporations Delivered 03:16 PM 09/11/2008 FILED 03:16 PM 09/11/2008 SRV 080946399 - 2922681 FILE

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is:____Directrix, Inc. _________________________________________________________
_______________________________________________________________________________________________
2.	Its registered office in the State of Delaware is located at __2711 Centerville Road, Suite 400 (Street), City of _Wilmington _
Zip Code _________19808________________________ County of ________New Castle _______________ the name of its registered agent is _________________________Corporation Service Company_______________________________
______________________ (CSC)____________________________________________________________________
3	The date of filing of the original Cert iitcate of Incorporation in Delaware was________July 20, 1998 '___________________.
4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the__ 28th ___day of
February, 2001,______same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
5.	This corporation was duly organized and carried on the business authorized by its charter until the 1st __day of __ March
____ A.D, _ 2001,__ at which time Its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival Is filed by authority of the duly elected directors of the corporation in accordance with the laws of the
State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officermhereunto set his/her hand  to this  certificate  this__ 29th__ day  of _______August__________  A.D.__ 2008__.

By:
Authorizes Officer
Name:	J. Roger Faherty
Print of Type
Title:	President